UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 9, 2013, National Retail Properties, Inc. (the “Company”) announced the pricing of an underwritten public offering of $350.0 million aggregate principal amount of 3.30% Notes due 2023 (the “Notes”) pursuant to an underwriting agreement, dated April 9, 2013 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. On April 15, 2013, Company entered into a Twelfth Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated as of March 25, 1998, as amended (the “Base Indenture,” and together with the Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee, relating to the offering of the Notes pursuant to the Underwriting Agreement.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (File No. 333-179696), filed by the Company with the Securities and Exchange Commission on February 24, 2012.

The Notes are senior unsecured obligations of the Company, mature on April 15, 2023 and rank equally with all of the Company’s other existing and future senior unsecured indebtedness. The Notes bear interest at 3.30% per annum. Interest on the Notes is payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2013. The net proceeds from the offering were approximately $345.1 million. The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under its credit facility, to fund future property acquisitions and for general corporate purposes.

The foregoing descriptions of the Underwriting Agreement, Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, Notes and the Indenture. Copies of the Underwriting Agreement and the forms of the Supplemental Indenture and the Notes are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2, respectively, each of which is incorporated herein by reference. A copy of the form of Base Indenture was filed with the Securities and Exchange Commission as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 20, 1998.

Item 8.01. Other Events.

The disclosure set forth under Item 2.03 above related to the Underwriting Agreement is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits 4.1, 4.2, 5.1, 8.1, 23.1 and 23.2 listed in the following index relate to the Registration Statement on Form S-3 (File No. 333-179696) of the Company and are filed herewith for incorporation by reference into such Registration Statement.

1.1	Underwriting Agreement, dated April 9, 2013, among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Form of the Twelfth Supplemental Indenture between National Retail Properties, Inc. and U.S. Bank National Association.

4.2	Form of 3.30% Note due 2023.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP as to the legality of the securities being issued by the registrant.

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding certain material tax issues relating to the registrant.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: April 15, 2013